Exhibit 99.1

For Immediate Release
	Investor Contact:	Melissa Rose
877-645-6464
	Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES REPORTS

FIRST QUARTER 2005 FINANCIAL RESULTS

Company Raises 2005 Guidance; Provides Outlook on 2006

FARMINGTON, Conn. — April 28, 2005 — Magellan Health Services, Inc. (Nasdaq:MGLN) today reported operating results for the first quarter of fiscal year 2005. The Company also raised its financial guidance for 2005 and provided an outlook on the effect of known contract terminations on 2006 results.

Financial Results

For the quarter ended March 31, 2005, the Company reported net revenue of $452.8 million and net income of $23.6 million, or $.64 per diluted common share.  For the prior year quarter, net revenue was $440.2 million and net income was $12.9 million, or $.35 per diluted common share.  Segment profit (net revenue less cost of care, and direct service costs and other operating expenses plus equity in earnings of unconsolidated subsidiaries) for the current year quarter was $61.3 million, compared with $48.1 million in the prior year, an increase of 27 percent.

See the attached tables detailing the Company’s operating results, including results by segment.

The Company ended the quarter with unrestricted cash and investments of $388.8 million.  Cash flow from operations for the quarter was $37.8 million compared with $(3.7) million in 2004.  Prior year quarter cash flow from operations included payments of $61.1 million for liabilities related to the Company’s Chapter 11 proceedings.  The Company has not drawn on its $50.0 million revolving credit facility.

“For the fifth straight quarter, Magellan has produced excellent financial results and the Company’s unrestricted cash and investments now exceed its debt,” said Steven J. Shulman, chairman and CEO of Magellan.  “Our performance is testament to our unwavering focus on efficiency and effectiveness in our operations and careful management of expenses.  At the same time, we have made investments in our future through our product development efforts and I am pleased that we were able to bring a number of these offerings to market in the first quarter.”

2005 Guidance

Based on the Company’s performance to date, Magellan now expects to generate $220 million to $240 million in segment profit for fiscal year 2005, or net income of $3.32 to $3.75 per share on a diluted basis.

See the attached tables detailing the Company’s financial guidance.

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Chief Financial Officer Mark S. Demilio noted, “As a result of our earnings performance in the first quarter and based on our analysis of trends for the remainder of the fiscal year, including higher than previously estimated membership and lower than previously estimated administrative costs, we have raised our segment profit guidance from our previously announced range of $200 million to $220 million.  The strong financial results experienced over the last several quarters are expected to continue throughout 2005, thus giving the Company a solid basis from which to build for the future and to address the challenges we face in the marketplace.”

2006 Outlook

The Company said that, while it is encouraged by the improved results it expects for 2005 and believes that many of the factors leading to these results will carry into 2006, there have been certain terminations and contract reductions that will adversely affect 2006.  In addition to the previously announced termination of Magellan’s contract with Aetna, other health plan customers, including Blue Cross Blue Shield of Georgia, a WellPoint subsidiary, which together represent approximately $80 million in annualized revenue, have notified the Company that they will not renew all or part of their contracts, and will instead manage behavioral health care services directly for their subscribers.  The Company estimates that the impact of these terminations and reductions will be the loss of approximately $330 million of net revenue in fiscal 2006, of which approximately $250 million relates to the previously disclosed Aetna termination.

Shulman added, “It is important to note that we have a current sales pipeline of approximately $300 million in core business and new product opportunities that have the potential to offset some of the losses we are currently experiencing. Therefore, we continue to be optimistic about our prospects for sales for 2006.”

Earnings Results Conference Call

A conference call will be held to discuss the earnings at 10:30 a.m. Eastern time on Thursday, April 28, 2005. To participate in the call, interested parties should call 1-888-390-4698 and reference the passcode First Quarter Earnings and conference leader Steve Shulman approximately 15 minutes before the start of the call.

The conference call also will be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

A taped replay of the conference call will be available from approximately 12:30 p.m. Eastern time on Thursday, April 28, until 5:00 p.m. on Thursday, May 5. The call-in numbers for the replay are 1-888-676-2682 and 1-402-220-6448 (from outside the U.S.).

Those who plan to listen to the call and/or Webcast are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission on March 3, 2005, including the discussion of risks set forth in the section entitled “Cautionary Statements.”  In addition, listeners are encouraged to read all other 2004 and 2005 reports filed with the Securities and Exchange Commission for material information regarding Magellan’s operational and financial results.

About Magellan:  Headquartered in Farmington, Conn., Magellan Health Services (Nasdaq:MGLN) is the country’s leading behavioral health disease management organization.  Its customers include health plans, corporations and government agencies.

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Safe Harbor Statement:  Certain of the statements made in this press release including, without limitation, statements regarding estimates of future financial performance, including revenue, segment profit and earnings per share, sales, product development, expectations concerning future investment and growth, execution of the Company’s business strategy, results of operations and other matters constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current expectations and are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward-looking statements including election of certain of the Company’s health plan customers to manage the behavioral health care services of their members directly; renegotiation of rates paid to and/or by the Company by customers and/or to providers; higher utilization of behavioral health treatment services by members; delays, higher costs or inability to implement the Company’s initiatives; termination or non-renewal of contracts by customers; the impact of new or amended laws or regulations; governmental inquiries and/or litigation; the impact of increased competition on ability to maintain or obtain contracts; the impact of increased competition on rates paid to or by the Company; and other factors.  Any forward-looking statements made in this document are qualified in their entirety by the complete discussion of risks set forth in the section entitled “Cautionary Statements” in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission on March 3, 2005 and posted on the Company’s Web site.  Segment profit information referred to in this press release may be considered a non-GAAP financial measure, and further information regarding this measure, including the reasons management considers this useful information to investors and a reconciliation to the comparable GAAP measure, is included in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2004.

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Magellan Health Services, Inc. and Subsidiaries

Revised Fiscal 2005 Forecast Guidance — Earnings

(In millions, except per share amounts)

	Low	High

Net revenue	$1,820	$1,840

Cost of care	1,235	1,230
Direct service costs and other operating expenses	370	375
Equity in earnings of unconsolidated subsidiaries	(5)	(5)
Segment profit	220	240

Gain on sale of assets to Aetna	(50)	(50)
Stock compensation expense	16	16
Depreciation and amortization	49	47
Interest expense, net	26	24
Income from continuing operations	179	203
Income taxes	55	63
Net income	$124	$140

Weighted average shares outstanding — diluted	37.3	37.3

EPS — diluted	$3.32	$3.75

Magellan Health Services, Inc. and Subsidiaries

Revised Fiscal 2005 Forecast Guidance — Cash Flow

(In millions)

	Low	High

Cash Flows From Operating Activities
Net income	$124	$140
Adjusting items:
Gain on sale of assets to Aetna	(50)	(50)
Stock compensation expense	16	16
Depreciation and amortization	49	47
Non-cash income taxes	42	48
Other net cash flows from changes in assets and liabilities	(18)	(10)
Net cash provided by operating activities	163	191

Cash Flows From Investing Activities
Capital expenditures	(36)	(26)
Proceeds from sale of Aetna dedicated assets	53	53
Net cash provided by investing activities	17	27

Cash Flows From Financing Activities
Payments on long-term debt	(71)	(71)
Payments on capital lease obligations	(3)	(3)
Net cash used in financing activities	(74)	(74)

Net increase in cash, cash equivalents and unrestricted investments	$106	$144

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2004	2005 (1)

Net revenue	$440,176	$452,754

Cost and expenses:
Cost of care	294,204	304,208
Direct service costs and other operating expenses	99,724	88,721
Equity in earnings of unconsolidated subsidiaries	(1,844)	(1,449)
	392,084	391,480
Segment profit	48,092	61,274

Depreciation and amortization	10,249	11,218
Interest expense	9,334	8,639
Interest income	(781)	(3,033)
Stock compensation expense	10,777	3,750
Special charges	1,908	—

Income from continuing operations before income taxes and minority interest	16,605	40,700
Provision for income taxes	3,568	17,064
Income from continuing operations before minority interest	13,037	23,636
Minority interest, net	129	68
Income from continuing operations	12,908	23,568
Discontinued operations:
Income from discontinued operations (2)	30	48
	30	48
Net income	12,938	23,616
Other comprehensive loss	—	(930)
Comprehensive income	$12,938	$22,686

Weighted average number of common shares outstanding — basic (3)	35,355	35,403
Weighted average number of common shares outstanding — diluted (3)	35,805	36,847

Income per common share available to common stockholders — basic:
Income from continuing operations	$0.37	$0.67
Income from discontinued operations	$—	$—
Net income	$0.37	$0.67

Income per common share available to common stockholders — diluted:
Income from continuing operations	$0.35	$0.64
Income from discontinued operations	$—	$—
Net income	$0.35	$0.64

(1)          For a more detailed discussion of Magellan’s results for the three months ended March 31, 2005, refer to the Company’s Quarterly Report on Form 10-Q, which will be filed with the SEC on April 28, 2005, and the live broadcast or taped replay of the Company’s earnings conference call on April 28, 2005, which will be available at www.MagellanHealth.com.

(2)          Net of income tax provision of $8 and $71 for the three months ended March 31, 2004 and 2005, respectively.

(3)          Weighted average number of common shares outstanding for the three months ended March 31, 2004 and 2005 were calculated using outstanding shares of the Company’s Ordinary Common Stock and Multi-Vote Common Stock.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2004	2005
Cash Flows From Operating Activities:
Net income	$12,938	$23,616

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	10,249	11,218
Equity in earnings of unconsolidated subsidiaries	(1,844)	(1,449)
Non-cash interest expense	401	347
Non-cash stock compensation expense	7,900	3,750
Non-cash income tax expense	—	14,712
Cash flows from changes in assets and liabilities:
Restricted cash	(6,806)	(11,914)
Accounts receivable, net	5,197	(1,020)
Other assets	27,114	2,240
Net cash flows related to unconsolidated subsidiaries	1,135	—
Accounts payable and accrued liabilities	(66,395)	(19,322)
Medical claims payable	6,251	15,299
Other liabilities	(11)	(23)
Minority interest, net of dividends paid	164	116
Other	2	187
Total adjustments	(16,643)	14,141
Net cash (used in) provided by operating activities	(3,705)	37,757

Cash Flows From Investing Activities:
Capital expenditures	(4,626)	(5,047)
Purchases of investments	—	(118,081)
Maturity of investments	—	77,002
Proceeds from note receivable	—	7,000
Net cash used in investing activities	(4,626)	(39,126)

Cash Flows From Financing Activities:
Proceeds from issuance of new equity, net of issuance costs	147,871	—
Proceeds from issuance of debt, net of issuance costs	92,580	—
Payments on long-term debt	(196,132)	(5,625)
Payments on capital lease obligations	(776)	(1,788)
Proceeds from exercise of stock options and warrants	—	445
Net cash provided by (used in) financing activities	43,543	(6,968)
Net increase (decrease) in cash and cash equivalents	35,212	(8,337)
Cash and cash equivalents at beginning of period	206,948	45,390
Cash and cash equivalents at end of period	$242,160	$37,053	A

A               Cash and cash equivalents as of March 31, 2005 does not include unrestricted investments of $351,716.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except membership amounts in millions)

	Three Months Ended March 31,
	2004	2005
Net revenue
— Health Plan Solutions	$223,139	$224,902
— Employer Solutions	35,269	31,660
— Public Sector Solutions	181,768	196,192
Total revenue	440,176	452,754

Cost of care
— Health Plan Solutions	123,010	121,728
— Employer Solutions	10,227	7,860
— Public Sector Solutions	160,967	174,620
Total cost of care	294,204	304,208

Direct service costs and other operating expenses
— Health Plan Solutions	44,372	39,582
— Employer Solutions	18,192	15,705
— Public Sector Solutions	10,273	7,587
— Corporate & Other	26,887	25,847
Total direct services costs and other operating expenses	99,724	88,721

Equity in earnings of unconsolidated subsidiaries
— Health Plan Solutions	(1,844)	(1,449)
Total equity in earnings of unconsolidated subsidiaries	(1,844)	(1,449)

Segment profit (loss)
— Health Plan Solutions	57,601	65,041
— Employer Solutions	6,850	8,095
— Public Sector Solutions	10,528	13,985
— Corporate & Other	(26,887)	(25,847)
Total segment profit	$48,092	$61,274

Membership
— Health Plan Solutions		42.3
— Employer Solutions		13.4
— Public Sector Solutions		2.0
Total membership		57.7